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      SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 3, 1996

     ATC Environmental Inc. has changed its name to ATC Group Services Inc. ATC's Registration Statement of Form S-3, File No. 333-10549 became effective on September 3,
1996. ATC's Board of Directors has extended the expiration date of its Class C Warrants to April 30, 1998. All other terms of the Class C Warrants remain unchanged including without limitation, an exercise price of $10.00 per share and the right of redemption at $.001 per Warrant at any time after thirty days prior written notice.


     The date of this Supplement is May 5, 1997